UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)      March 16, 2010

INTERLINE BRANDS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-32380	03-0542659
(Commission File Number)	(I.R.S. Employer Identification No.)

701 San Marco Boulevard, Jacksonville, Florida	32207
(Address of principal executive offices)	(Zip Code)

(904) 421-1400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

 Item 1.01.  Entry into a Material Definitive Agreement.

Reference is made to the Rights Agreement (the “Rights Agreement”), dated as of March 22, 2009, by and between Interline Brands, Inc. (the “Company”) and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”) (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 23, 2009).  On March 16, 2010, the Company and the Rights Agent entered into an amendment (the “Amendment”) to the Rights Agreement.  Pursuant to the Amendment, the Final Expiration Date of the Rights (each as defined in the Rights Agreement) was advanced from the close of business on March 22, 2012 to the close of business on March 17, 2010.  As a result of the Amendment, as of the close of business on March 17, 2010, the Rights were no longer outstanding or exercisable and the Rights Agreement was effectively terminated and of no further force and effect.

The Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 3.03.  Material Modification to Rights of Security Holders

Please see the disclosure set forth under Item 1.01 above, which is incorporated by reference into this Item 3.03.

Item 8.01.  Other Events.

On March 18, 2010, the Company issued a press release describing the Amendment.  A copy of the press release is included herein as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amendment No. 1 to Rights Agreement, dated as of March 16, 2010, by and between Interline Brands, Inc. and Mellon Investor Services LLC, as Rights Agent.

99.1	Press Release, dated March 18, 2010.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

/s/ Michael J. Grebe
Michael J. Grebe
Chairman, Chief Executive Officer and President

Date: March 18, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amendment No. 1 to Rights Agreement, dated as of March 16, 2010, by and between Interline Brands, Inc. and Mellon Investor Services LLC, as Rights Agent.

99.1	Press Release, dated March 18, 2010.